                                                                   EXHIBIT 10.26



                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                 INTERLAND, INC.

                                       AND

                         BELL ATLANTIC INVESTMENTS, INC.

                                DATED MAY 8, 2000

                                TABLE OF CONTENTS


                                                                                    Page
                                                                                    ----

1. DEFINITIONS                                                                               1

2. SALE AND PURCHASE OF SHARES                                                               1

   2.1. SALE AND PURCHASE OF SHARES                                                          1

   2.2. CLOSING                                                                              1

   2.3. SALE AND PURCHASE OF ADDITIONAL SHARES                                               2

   2.4. PURCHASE PRICE AND PAYMENT FOR ADDITIONAL SHARES                                     2

   2.5. SECOND CLOSING                                                                       2

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                             2

   3.1. ORGANIZATION AND STANDING                                                            3

   3.2. SUBSIDIARIES                                                                         3

   3.3. CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS                                  4

   3.4. CAPITAL STRUCTURE OF THE COMPANY                                                     4

   3.5. S-1 REGISTRATION STATEMENT                                                           5

   3.6. FINANCIAL STATEMENTS                                                                 5

   3.7. NO LIABILITIES                                                                       5

   3.8. TAXES                                                                                5

   3.9. CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE                              6

   3.10. TITLE TO PROPERTY AND ASSETS                                                        8

   3.11. INTELLECTUAL PROPERTY                                                               8

   3.12. BOOKS AND RECORDS                                                                   9

   3.13. LITIGATION; DISPUTES                                                                9


   3.14. LABOR RELATIONS                                                                    10

   3.15. ENVIRONMENTAL                                                                      10

   3.16. RESTRICTIONS AND CONSENTS                                                          11

   3.17. AUTHORITY; AUTHORIZATION; NO CONFLICT                                              12

   3.18. ABSENCE OF VIOLATION                                                               13

   3.19. COMPLIANCE WITH LAW; APPROVALS                                                     13

   3.20. BINDING OBLIGATION                                                                 14

   3.21. SYSTEMS                                                                            14

   3.22. COMPANY'S NAMES, BUSINESS AND LOCATION OF COMPANY ASSETS                           15

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR                                           15

   4.1. ORGANIZATION AND STANDING                                                           15

   4.2. AUTHORIZATION                                                                       15

   4.3. BINDING OBLIGATION                                                                  16

   4.4. NO REGISTRATION UNDER THE SECURITIES ACT                                            16

   4.5. ACQUISITION FOR INVESTMENT                                                          16

   4.6. EVALUATION OF MERITS AND RISKS OF INVESTMENT                                        17

   4.7. ADDITIONAL INFORMATION                                                              17

   4.8. STOCK CERTIFICATE LEGEND                                                            17

   4.9. QUALIFIED INSTITUTIONAL BUYER                                                       17

5. CLOSING DELIVERABLES                                                                     18

   5.1. OPINION OF COUNSEL                                                                  18

   5.2. DOCUMENTS AT CLOSING                                                                18

   5.3. CONSENTS                                                                            18

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
6. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION REMEDIES                                    18

   6.1. SURVIVAL OF REPRESENTATIONS                                                         18

   6.2. AGREEMENT OF THE COMPANY AND THE INVESTOR TO INDEMNIFY                              19

   6.3. CONDITIONS OF INDEMNIFICATION                                                       19

   6.4. SPECIFIC PERFORMANCE                                                                20

   6.5. REMEDIES CUMULATIVE                                                                 21

   6.6. LIMITS FOR RECOVERY OF LOSSES                                                       21

7. MISCELLANEOUS                                                                            21

   7.1. ADDITIONAL ACTIONS AND DOCUMENTS                                                    21

   7.2. NO BROKERS                                                                          21

   7.3. JURY WAIVER                                                                         22

   7.4. PUBLICITY                                                                           22

   7.5. EXPENSES                                                                            22

   7.6. ASSIGNMENT                                                                          22

   7.7. ENTIRE AGREEMENT; AMENDMENT                                                         22

   7.8. WAIVER                                                                              23

   7.9. SEVERABILITY                                                                        23

   7.10. GOVERNING LAW                                                                      23

   7.11. NOTICES                                                                            23

   7.12. HEADINGS                                                                           25

   7.13. EXECUTION IN COUNTERPARTS                                                          25

   7.14. LIMITATION ON BENEFITS                                                             25

   7.15. BINDING EFFECT                                                                     25


EXHIBIT A                  DEFINITIONS
EXHIBIT B                  FORM OF KILPATRICK STOCKTON LLP LEGAL OPINION
EXHIBIT C                  ARTICLES OF AMENDMENT OF ARTICLES OF
                           INCORPORATION
EXHIBIT D                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Purchase Agreement") is entered into as of May 8, 2000 by and among Interland, Inc., a Georgia corporation (the "Company") and Bell Atlantic Investments, Inc., a Delaware corporation ("Bell Atlantic" or the "Investor").

                  WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and acquire from the Company, an equity interest in the Company, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

                  For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

2.       SALE AND PURCHASE OF SHARES

         2.1.     SALE AND PURCHASE OF SHARES

                  The Company agrees to issue and sell to the Investor, and the Investor is subscribing for and agrees to purchase from the Company, an aggregate of 1,111,111 shares of Series A Stock (the "Initial Investment") at a price per Share of $9.00 for an aggregate purchase price of $10,000,000.

         2.2.     CLOSING

         The closing of the Initial Investment shall take place simultaneously with the Company's receipt by wire transfer of immediately available funds in the amount of $10,000,000 from the Investor, as payment in full for the shares of Series A Stock subscribed for and being purchased by the Investor in the Initial Investment (the "Closing"). At the Closing, the Company shall issue and deliver to the Investor a stock certificate or certificates in definitive form, registered in the Investor's name, representing the Initial Investment.

         2.3.     SALE AND PURCHASE OF ADDITIONAL SHARES

         At the Second Closing (as defined below), and on the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell and deliver to the Investor, and the

Investor hereby subscribes for and agrees to purchase and accept from the Company, the number of shares (the "Additional Shares") of Common Stock of the Company equal to the number obtained by dividing (A) $15,000,000 by (B) a number equal to the lesser of (i) the midpoint of the expected range of offering prices reflected on the Company's first filing with the Securities and Exchange Commission of a registration statement covering the sale of its Common Stock and
(ii) the actual price to the public in such offering, and rounding the number obtained thereby to the nearest whole number.

         2.4.     PURCHASE PRICE AND PAYMENT FOR ADDITIONAL SHARES

         In consideration of the sale of the Additional Shares to the Investor, the Investor shall pay to the Company at the Second Closing the aggregate purchase price of $15,000,000.00 (the "Purchase Price"). The Purchase Price shall be paid in cash by wire transfer of immediately available federal funds to an account designated in writing by the Company.

         2.5.     SECOND CLOSING

         The closing of the transactions contemplated in Section 2.3 and Section
2.4 hereof (the "Second Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street NE, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on the 3rd day after the Company's registration statement is declared effective and the offering made pursuant thereto is priced. The date on which the Second Closing takes place is herein referred to as the "Second Closing Date". At the Second Closing (i) the Company shall deliver to the Investor the executed stock certificate representing the Additional Shares duly issued in the name of the Investor, and (ii) the Investor shall deliver the Purchase Price to Company by wire transfer of immediately available funds in the amount of $15,000,000 from the Investor.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the Disclosure Schedule to the Stock Purchase Agreement (as hereinafter defined) dated December 2, 1999 (the "Disclosure Schedule"), the Company represents and warrants as of December 2, 1999 (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the Investor that each of the representations and warranties as set forth in SECTION
3.5 through SECTION 3.23, inclusive, of that certain Stock Purchase Agreement entered into as of December 2, 1999 by and among the Company, Crest Communications Partners L.P., Crest Entrepreneurs Fund L.P., Boulder Ventures III, L.P., and the other investors set forth on Exhibit D thereto (the "Stock Purchase Agreement"), is true and correct and each such representation and warranty shall be incorporated by reference and made a part hereof; provided, however, for purposes of this Agreement, each reference to the (i) "Purchase Agreement" made therein shall mean this Agreement, and (ii) "Investors" made therein shall refer to the Investor. The disclosures made in the Disclosure Schedule with respect to a Section of this Purchase Agreement shall also be deemed disclosures with respect to all other applicable Sections of this Agreement. Investor hereby acknowledges and agrees that except as otherwise provided below each of such representations and warranties made by the Company herein and any and all disclosures made by the Company in the Disclosure Memorandum shall be effective as of December 2, 1999 and the Company shall be under no obligation to supplement or otherwise update such information subsequent to December 2, 1999 except as otherwise provided below. In addition, the Company hereby makes the following representations and warranties as of the date hereof or other date expressly set forth therein.

         3.1.     ORGANIZATION AND STANDING

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and corporate authority to own, operate and lease its Assets, to carry on its business as currently conducted and to carry out the transactions contemplated hereby. The Company has made available to the Investor complete and correct copies of the certificate or articles of incorporation and by-laws of the Company, with all amendments thereto, as in effect on the date of this Purchase Agreement. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by, nor the character of the Assets owned, leased or otherwise held by, the Company makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2.     SUBSIDIARIES

                  Except as set forth on the Disclosure Schedule, the Company has no Subsidiaries and no equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture or other entity, other than credit extended in the Ordinary Course of Business, except as set forth in the Disclosure Schedule. The Disclosure Schedule sets forth (a) the authorized capital stock of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock of each Subsidiary directly or indirectly owned by the Company, and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock of the direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation (as listed in the Disclosure Schedule), and has all requisite corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is qualified to conduct business and is in good standing in the states, countries and territories listed in the Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect.

         3.3.     CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS

                  The Company has Furnished to the Investor a true and complete copy of the certificate or articles of incorporation of the Company, as currently in effect, certified as of a recent date by the Secretary of State (or comparable governmental authority) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company, as currently in effect.

         3.4.     CAPITAL STRUCTURE OF THE COMPANY

                  Upon consummation of the purchase by the Investor of the shares of Common Stock contemplated hereby, the authorized capital stock of the Company will consist solely of (i) 200,000,000 shares of Common Stock, of which
(a) 23,058,498 shares are currently issued and outstanding, (b) 12,163,968 shares are reserved for issuance upon conversion of the Series A Stock, (c) 7,000,000 shares are reserved for issuance pursuant to the Company's Option Plan, (d) 400,000 shares are reserved for issuance pursuant to options issued to consultants and advisors to the Company and (d) 63,282,712 shares are authorized but unissued and unreserved and (ii) 25,000,000 shares of Preferred Stock, of which (a) 12,163,968 shares of Series A Stock are issued and outstanding and (b) 2,100,000 shares of Series A-1 Convertible Participating Preferred Stock, no par value per share, are authorized but unissued. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive rights. Except as set forth in this SECTION 3.4, no shares of capital stock of the Company or any Subsidiary have been reserved for any purpose. Except as set forth in this
SECTION 3.4, there are no outstanding securities convertible into or exchangeable or exercisable for the capital stock of the Company, or warrants or options to purchase or to subscribe for any shares of such stock or other securities of the Company. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of any securities of the Company or any Subsidiary, except as contemplated hereunder.

         3.5.     S-1 REGISTRATION STATEMENT

         The Company's S-1 registration statement (File No. 333- 32556) filed with the SEC under the Securities Act (the "SEC Documents") did not, as of the date of this Agreement, and will not as of the date it is declared effective by the SEC contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.6.     FINANCIAL STATEMENTS

         The audited balance sheets of the Company as of the end of the fiscal years ending December 31, 1999 and 1998, and the audited statements of income, shareholders' equity and cash flow for such periods and the unaudited balance sheet as of March 31, 2000 and statement of income for the three month period then ended, in each case as contained in the Registration Statement (the "Financial Statements"): (i) are in accordance with the books and records of the

Company, (ii) present fairly in all material respects the financial position of the Company as of the respective dates and the results of operations and cash flow for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods except for the absence of footnotes.

         3.7.     NO LIABILITIES

                  Except as reflected in the Financial Statements, as of March 31, 2000, there existed no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company other than (i) incurred in the Ordinary Course of Business and in amounts that are not individually Material, and (ii) for taxes, assessments and other governmental charges, if such taxes, assessments and other charges (x) are not yet due and payable, or (y) are due and payable but can be paid hereafter without penalty or interest and for which a proper accrual relating thereto is reflected in the Audited Financial Statements and which will be paid before penalty or interest begins to accrue thereon. Except as described in the Disclosure Schedule, since March 31, 2000, the Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business and in amounts that are not individually or in the aggregate Material.

         3.8.     TAXES

                  (a) The Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed (or obtained extensions with respect to) all Tax Returns required to be filed on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. All of the Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all Material respects. The Company: (i) has paid all Taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns; or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements provided to the Investor adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes as of the dates thereof, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                  (b) The Company, either individually or in its own right or as a transferee, does not have and on the Closing Date will not have any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements (other than Taxes accruing after March 31, 2000 in the Ordinary Course of Business which are not payable on or prior to the Closing Date).

                  (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of the Company, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the Knowledge of the Company, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to the collection or assessment of any Taxes against the Company. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company and no power of attorney granted by the Company with respect to any tax matters is currently in force.

         3.9.     CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

                  Except as otherwise contemplated by the terms of this Purchase Agreement or as set forth in the Disclosure Schedule, since March 31, 2000 (the "Reference Date"), there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company. Except as set forth in the Disclosure Schedule or as contemplated hereunder, since the Reference Date, the Company has conducted business substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Company has not:

                  (a) incurred any loss Materially and adversely affecting any of its Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;

                  (b) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business and liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent;

                  (c) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Financial Statements and current liabilities incurred since the Reference Date in the Ordinary Course of Business;

                  (d) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities;

                  (e) mortgaged, pledged or subjected to any Encumbrance any Material Assets, except for (i) Encumbrances reflected in the Financial Statements of the Company or on the Disclosure Schedule, (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not Materially detract from the value of, or impair the use of, such property by the Company in the operation of its business, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent;

                  (f) sold, exchanged, transferred or otherwise disposed of any Material Assets, or canceled any Material debts or claims, except in each case in the Ordinary Course of Business;

                  (g) written down the value of any Material Assets or written off as uncollectible any Material notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are Material;

                  (h) made any change in any method of accounting or accounting practice; or

                  (i)      made an Agreement to do any of the foregoing.

         3.10.    TITLE TO PROPERTY AND ASSETS

                  The Company has good, valid and marketable title to all Material Assets owned by it, free and clear of all Encumbrances other than those referred to in the Financial Statements (or the notes thereto) and liens for taxes not yet due and payable. The Company does not own any real estate, and the Company is not a United States Real Property Holding Company as defined under
Section 897 of the Code. All personal property of the Company is in good operating condition and repair in all material respects (ordinary wear and tear and routinely scheduled maintenance excepted) and is suitable and adequate for the uses for which it is intended or is being used.

         3.11.    INTELLECTUAL PROPERTY

                  (a) The Company owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, trade dress, logos, domain names, copyrights and any applications or registrations therefor, maskworks, schematics, technology, know-how, trade secrets, formulas, compositions, technical data, designs, drawings, specifications, inventory, inventions, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material and all reissues, extensions and renewals thereof ("Intellectual Property") that are used in the business or products of the Company as the business is now conducted and as proposed to be conducted. The Intellectual Property owned or used by the Company is free and clear of all Encumbrances.

                  (b) Except as disclosed on the Disclosure Schedule, the Company has taken (or, with respect to Third Party Intellectual Property Rights that are Material to the Company's business or products, has ensured that the owner thereof has taken) all necessary action in all appropriate jurisdictions, both domestic and foreign, to register and maintain the registration of all Intellectual Property that is Material to the Company's business or products that may be registered.

                  (c) To the Knowledge of the Company, there is no actual or suspected unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, or any Third Party Intellectual Property Rights, that are Material to the

Company's business or properties, to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. The Company has not notified any third party that it believes such third party is interfering with, infringing or misappropriating any of the Company's Intellectual Property or engaging in any act of unfair competition. The Company has the right to bring an action for the infringement of all of its Intellectual Property. The Company has taken all reasonably necessary measures to protect and maintain its rights in the Intellectual Property. Except as set forth on the Disclosure Schedule, there are no royalties, fees or other payments or compensation payable by the Company to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (d) The Company is not, nor will it be as a result of the execution and delivery of this Purchase Agreement, the Common Stock or the Agreements contemplated hereby, or the performance of its obligations thereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property, including Third Party Intellectual Property Rights.

                  (e) The Company has no Knowledge that the conduct of the business of the Company infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. There are no pending or, to the Company's Knowledge, threatened claims against the Company alleging that the conduct of its business infringes any Intellectual Property rights of others. The Intellectual Property of the Company is not subject to any outstanding injunction, judgment, order, decree, ruling or charge. To the Company's Knowledge, the Company has not engaged in unfair competition against any third party.

         3.12.    BOOKS AND RECORDS

                  The books of account, stock records, minute books and other records of the Company are true and accurate in all Material respects and have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

         3.13.    LITIGATION; DISPUTES

                  (a) Except as described in the Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or known investigations pending or, to the Knowledge of the Company, threatened or reasonably anticipated against, affecting or involving the Company, or its business or Assets, or the transactions contemplated by this Purchase Agreement before or by any court, arbitrator or governmental authority, domestic or foreign. The Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority. The Company has Furnished to the Investor copies of all pleadings filed with respect to any Material litigation in which the Company is engaged.

                  (b) The Company is not currently involved in nor, to the Knowledge of the Company, reasonably anticipates any material dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisers, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities) which would reasonably be expected to have a Material Adverse Effect.

         3.14.    LABOR RELATIONS

                  There are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending or, to the Knowledge of the Company, threatened or reasonably anticipated between the Company and (a) any current or former employees of the Company, or (b) any union or other collective bargaining unit representing the employees. The Company is in compliance in all Material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know. There are no collective bargaining agreements, employment agreements between the Company and any of its employees, or professional service agreements not terminable at will without penalty relating to the businesses and Assets of the Company. The consummation of the transactions contemplated hereby will not cause the Company or the Investor to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity.

         3.15.    ENVIRONMENTAL

                  (a) The Company has complied and is in compliance with, and the facilities occupied by the Company and all improvements thereon are in compliance with, all Environmental Laws relating to or affecting the Company, except where the failure to comply would not have a Material Adverse Effect.

                  (b) The Company has no liability under any Environmental Law that would have a Material Adverse Effect and it is not responsible for any liability of any other person under any Environmental Law. There are no pending or, to the Knowledge of the Company, threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, nor has the Company or any officer or director, directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Materials at or from any part of the Real Property; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property or the business or Assets of the Company; or (iii) any violation of Environmental Laws at any part of the Real Property or arising from the Company's activities (or the activities of such Person's predecessors in title) involving Hazardous Materials.

                  (c) The Company has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any

Environmental Law with respect to its Assets and business that the failure to have and maintain would cause a Material Adverse Effect. Except in accordance with such permits, licenses, certificates and approvals, to the Knowledge of the Company, there has been no Release of Hazardous Materials at, or, under, or from the Real Property occupied by the Company. There are no permits, licenses, certificates or approvals required under any Environmental Law that are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated by this Purchase Agreement.

                  (d) No Real Property owned or previously owned by the Company and, to the Knowledge of the Company, no Real Property currently leased by the Company from third parties, either (i) contains any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, or (ii) is or has been used as a dump or landfill or consists of filled in land or wetlands.

                  (e) To the Knowledge of the Company, neither PCBs nor asbestos-containing materials are present on or in the Real Property occupied by the Company.

                  (f) To the Knowledge of the Company, no Encumbrance in favor of any person relating to or in connection with any Claim under any Environmental Law has been filed or attached to Real Property currently leased by the Company from a third party.

         3.16.    RESTRICTIONS AND CONSENTS

                  There are no Agreements, Laws or other restrictions of any kind to which the Company is a party or to which the Company's Assets are subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement or prohibit or limit the continued operation of the business of the Company after the date hereof on substantially the same basis as heretofore operated, as a result of the execution, delivery or performance of this Purchase Agreement. The Disclosure Schedule lists all Agreements and Laws that require the consent or acquiescence of any person or entity not party to this Purchase Agreement with respect to any aspect of the execution, delivery or performance of this Purchase Agreement by the Company.

         3.17.    AUTHORITY; AUTHORIZATION; NO CONFLICT

                  (a) The Company has all requisite corporate power and authority to enter into this Purchase Agreement and the other Documents contemplated hereby and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Purchase Agreement and the other Documents contemplated hereby by the Company have been duly authorized by all necessary corporate action. The issuance of the shares of Series A Stock to be purchased by the Investor hereunder has been duly authorized by all requisite corporate action of the Company and, upon delivery to the Investor of certificates therefor against payment in accordance with the terms of this Purchase Agreement, the shares of Series A Stock will (i) be validly issued, fully paid and nonassessable, (ii) have the rights, preferences and privileges described in Exhibit C hereto, (iii) be free and clear of preemptive rights,
(iv) subject to the Investor's representations and warranties contained herein, be issued in compliance with the Securities Act and any applicable state securities laws and the rules and regulations promulgated thereunder, and (v) be free and clear of Encumbrances, other than Encumbrances that might have been created by the Investor and the Encumbrances imposed under this Purchase Agreement and the Documents contemplated hereby. The issuance of the Common Stock issuable upon conversion of the Series A Stock has been duly authorized by all requisite corporate action and such Common Stock has been reserved for issuance upon conversion of the Series A Stock and, when issued upon conversion of the Series A Stock in accordance with the terms of Exhibit C hereto, will be
(i) validly issued, fully paid and nonassessable, (ii) free and clear of preemptive rights, (iii) issued in compliance with the Securities Act and any applicable state securities laws and the rules and regulations promulgated thereunder and (iv) free and clear of Encumbrances, other than Encumbrances that might have been created by the Investor and the Encumbrances imposed under this Purchase Agreement and the Documents contemplated hereby.

                  (b) The execution, delivery and performance by the Company of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to the Company or any of its Assets, or any provision of the certificate or articles of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of, or constitute a default under any Material Agreement to which the Company is a party or by which the Company or any of its Assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the Material Assets of the Company.

         3.18.    ABSENCE OF VIOLATION

                  The Company is not in violation of or default under, nor has the Company breached, any term or provision of its certificate or articles of incorporation or bylaws or any Material Agreement or restriction to which the Company is a party or by which the Company is bound or any of its Material Assets are bound or affected. Neither the Company nor any of its officers, directors, employees or agents (or, to the Company's Knowledge, stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of such entity) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes. The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         3.19.    COMPLIANCE WITH LAW; APPROVALS

                  Except as set forth in the Disclosure Schedule:

                  (a) The operations of the Company have been conducted, in all Material respects, in compliance with all Laws and regulations applicable to the Company's business.

                  (b) The Company has not received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any Law, nor is it in material default with respect to any Law, and to the Knowledge of the Company, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of violation of any Law is threatened or contemplated;

                  (c) The Company has all licenses, franchises, permits, authorizations or approvals from all governmental authorities ("Approvals") required for the conduct of the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not in violation of any such Approvals or any terms or conditions thereof.

                  (d) All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the Knowledge of the Company, no suspension or cancellation thereof has been threatened; and

                  (e) No such Approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Purchase Agreement or any of the other agreements contemplated hereunder or executed herewith.

         3.20.    BINDING OBLIGATION

                  This Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and, to the Company's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally); and each Document to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions thereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms.

         3.21.    SYSTEMS

                  Except as set forth in the Disclosure Schedule and with such other exceptions as will not, individually or in the aggregate, have a Material Adverse Effect, (i) all of the Systems services' and platform servers are running, or peaking, at no higher than 60% of capacity, (ii) all of the Systems' services are replicated in a redundant manner across available platform servers,
(iii) all remote physical points of presence ("POPs") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery backup of at least 30 minutes, (iv) the existing power plant at the Company's main location is equipped with an uninterrupted power supply with a battery backup of at least 60 minutes, (v) all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support traffic at a rate of 44.5 Mgbps or above, and (vi) all Systems owned, leased by or licensed to or by the Company are Year 2000 Compliant.

         3.22.    COMPANY'S NAMES, BUSINESS AND LOCATION OF COMPANY ASSETS

                  The Company has conducted business under the names "Interland, Inc." and "Cumberland Title and Closing Corporation" and no other names. The Company is in the business of providing web hosting services. Other than engaging in business as a real estate title company under the name "Cumberland Title and Closing Corporation," the Company has not engaged in and does not currently engage in any other business. The Company has not engaged in business as a real estate title company at any time within the past ten (10) years. The Company's chief executive office and principal place of business is located at 101 Marietta Street, Atlanta, Georgia 30303. Substantially all of the Company's physical Assets are located at the same address as its chief executive office and the Company does not currently have any places of business other than at such address or as disclosed in the Disclosure Schedule. Set forth in the Disclosure Schedule is a complete and accurate listing of all locations at which the Company has conducted business over the last ten (10) years.

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                  The Investor hereby represents and warrants to the Company as follows:

         4.1.     ORGANIZATION AND STANDING

                  The Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation and has the full and unrestricted power and authority to enter into this Purchase Agreement and to carry out the transactions contemplated hereby.

         4.2.     AUTHORIZATION

                  The execution, delivery and performance by the Investor of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized, and will not: (a) conflict with, or violate any term or provision of the Investor's certificate or agreement of limited partnership or other governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Investor is a party or by which such Investor is bound. No other action is necessary for the Investor to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

         4.3.     BINDING OBLIGATION

                  This Purchase Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Investor, and, to the Investor's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally). Each Document to be executed by the Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Investor, enforceable in accordance with its terms, shall be in full force and effect and shall constitute a legal, valid and binding obligation of, and shall be legally enforceable against, the Investor, and, to the Investor's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally).

         4.4.     NO REGISTRATION UNDER THE SECURITIES ACT

                  The Investor understands that the Series A Stock to be purchased by it at Closing and the Common Stock to be purchased at the Second Closing pursuant to the terms of this Purchase Agreement have not and will not be registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the shares being acquired hereunder subsequently is so registered or qualify for exemption from registration under the Securities Act.

         4.5.     ACQUISITION FOR INVESTMENT

                  The shares of Series A Stock and Common Stock is being acquired under this Purchase Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The shares of Series A Stock and Common Stock will not be offered for sale, sold or otherwise transferred by the Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws (and the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

         4.6.     EVALUATION OF MERITS AND RISKS OF INVESTMENT

                  The Investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment hereunder. The Investor is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities Act or any state securities laws).

         4.7.     ADDITIONAL INFORMATION

                  The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements of material fact or the omission of material facts in connection with the transactions contemplated herein.

         4.8.     STOCK CERTIFICATE LEGEND

                  The Investor acknowledges and agrees that each certificate representing the Series A Stock and Common Stock shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         4.9.     QUALIFIED INSTITUTIONAL BUYER

                  The Investor hereby certifies that it is a "qualified institutional buyer" as defined in Rule 144A promulgated by the Securities and Exchange Commission pursuant to the Securities Act.

5.       CLOSING DELIVERABLES

                  Contemporaneously with the execution of this Agreement, the Company shall deliver to the Investor the following:

         5.1.     OPINION OF COUNSEL

                  The Purchasers shall have received an opinion of Kilpatrick Stockton LLP, counsel to the Company, dated as of the Closing Date, to the effect and in the form attached hereto as Exhibit B.

         5.2.     DOCUMENTS AT CLOSING

                  All documents required to be furnished by the Company to the Investor prior to or at Closing shall have been so furnished.

         5.3.     CONSENTS

                  (a) The Investor shall have received all consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, and such consents, authorizations and approvals shall be in full force and effect on the Closing Date.

                  (b) The Company shall have received all consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, and such consents, authorizations and approvals be in full force and effect on the Closing Date.

6.       SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION REMEDIES

         6.1.     SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all the representations, warranties, covenants, indemnities and other Agreements shall survive the Closing Date for a period of two years.

         6.2.     AGREEMENT OF THE COMPANY AND THE INVESTOR TO INDEMNIFY

                  (a)      Subject to the conditions and provisions of this
SECTION 6, the Company hereby agrees to indemnify, defend and hold harmless the Investor Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the Investor Indemnified Persons (whether such Claims are by, against or relate to the Company or any other party, including a governmental entity), directly or indirectly, by reason of or resulting from (i) any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other Agreements, given or made by the Company in this Purchase Agreement or in the Disclosure Schedule or Exhibits attached hereto or in any Document Furnished by or on behalf of the Company pursuant to this Purchase Agreement, (ii) the Company's prior activities as a real estate title company, (iii) any unlawful or fraudulent actions taken by Waldemar Fernandez prior to the date of this Purchase Agreement, and (iv) any Claims which may be brought by Waldemar Fernandez against the Company or the Investor for any actions taken prior to the date of this Purchase Agreement.

                  (b)      Subject to the conditions and provisions of this
Section 6, the Investor hereby agrees to indemnify, defend and hold harmless the Company Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the Company Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any covenants or other Agreements, given or made by the Investor in this Purchase Agreement or in any Document Furnished by or behalf of the Investor pursuant to this Purchase Agreement.

                  (c) Except as set forth below, it shall be a condition to the right of any Indemnified Person to indemnification pursuant to this SECTION 6 that such Indemnified Person shall assert a Claim for indemnification within two years following the Closing Date. Notwithstanding the foregoing, (x) any Claim made pursuant to this SECTION 6 relating to a breach of SECTION 3 may be made throughout the period ending one year following the latter of (i) the expiration of all applicable statutes of limitation (including extensions), and
(ii) the final determination of (and the expiration of time to appeal) any audit, examination, investigation or other proceeding relating to Taxes covered by, or any Claim under, SECTION 3 hereof and (y) any Claim made pursuant to this
SECTION 6 relating to the items set forth in SECTION 6.2(A)(II) through (V) may be made at any time.

         6.3.     CONDITIONS OF INDEMNIFICATION

                  The obligations and liabilities of the Company and the Investor hereunder with respect to their respective indemnities pursuant to this
SECTION 6, resulting from any Claim shall be subject to the following additional terms and conditions:

                  (a) The indemnified party shall give prompt written notice to the indemnifying party of any Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified party and which may give rise to liability of the indemnifying party pursuant to this SECTION 6, stating (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof. The omission of the indemnified party so to notify the indemnifying party of any Claim shall not relieve the indemnifying party from any liability it may have hereunder except to the extent that (i) the liability was caused or increased by such omission, or (ii) the ability of the indemnifying party to reduce or defend against the liability was materially adversely affected by the omission.

                  (b) The indemnifying party may engage counsel with respect to any such Claim, the representation (including the compromise or settlement of any Claim) to be undertaken on behalf of the indemnified party, and the indemnified party shall have right to approve counsel (which approval shall not be unreasonably withheld). The indemnified party shall have the prior right to approve any compromise or settlement of any Claim by counsel engaged by the indemnifying party (which approval shall not be unreasonably withheld), unless such compromise or settlement contains a full release of the indemnified party of any and all liability and does not impose any restrictions on the indemnified party or its business or affairs. In the event the indemnifying party elects not to undertake the defense of the Claim by its own counsel, or in the event that the indemnified party reasonably believes that representation by counsel designated by the indemnifying party would be inappropriate due to actual or potential conflicts of interest, the indemnified party will undertake the defense thereof by one counsel or other representatives designated by it, at the cost and expense of the indemnifying party. In any event, the indemnifying parties will advance all expenses of the indemnified parties as incurred.

         6.4.     SPECIFIC PERFORMANCE

                  In addition to any other remedies which the Investor may have at law or in equity, the Company hereby acknowledges that the shares and the Company are unique, and that the harm to the Investor resulting from breaches by the Company of its obligations cannot be adequately compensated by damages. Accordingly, the Company agrees that the Investor shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Purchase Agreement specifically performed by the Company and that the Investor shall have the right to seek an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

         6.5.     REMEDIES CUMULATIVE

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the Company or the Investor of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

         6.6.     LIMITS FOR RECOVERY OF LOSSES

                  The Company shall not be liable as the indemnifying party for any Claims under this Section 6 unless and until the aggregate amount of all Claims hereunder by the Investor or other indemnified parties equals or exceeds $250,000, in which case the Company shall be liable for all Claims in the aggregate in excess of $250,000. The limitations set forth in the prior sentence shall not apply to Claims against the Company relating to the items set forth in SECTION 6.2(A)(II) through (IV) and the Investor Indemnified Persons shall be entitled to indemnification from the Company for any Claims relating to the items set forth in SECTION 6.2(A)(II) through (IV) without any limitation. In all cases, and notwithstanding anything herein to the contrary, the Company shall be subject to a maximum aggregate limit of all Claims against it equal to the aggregate purchase price paid by the Investor for the shares purchased hereunder.

7.       MISCELLANEOUS

         7.1.     ADDITIONAL ACTIONS AND DOCUMENTS

                  After Closing, each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

         7.2.     NO BROKERS

                  Each of the parties hereto represents and warrants to the other parties (and to each of them that), such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

         7.3.     JURY WAIVER

                  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN AN ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PURCHASE AGREEMENT OR ANY OF THE TRANSACTIONS OR AGREEMENTS CONTEMPLATED HEREBY.

         7.4.     PUBLICITY

                  Neither the Investor nor the Company shall issue any press release or make any public disclosure regarding the transaction contemplated hereby unless such press release or public disclosure is approved by those parties expressly mentioned by name in the press release in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel as legally necessary or advisable and may make such disclosure as it is advised by its counsel as required by law.

         7.5.     EXPENSES

                  Each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         7.6.     ASSIGNMENT

                  The Investor shall have the right to assign its rights and obligations under this Purchase Agreement, in whole or in part, to any Affiliate of the Investor or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the shares to be purchased hereunder or to exercise any of the rights of the Investor, or to perform its obligations, provided that such assignee shall have been deemed to have made the representations and warranties contained in ARTICLE 4 hereof. The Company shall not assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Investor, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or any Investor of its rights or obligations under this Purchase Agreement, whether before or after the Closing, release the Company or the Investor from their respective liabilities and obligations hereunder.

         7.7.     ENTIRE AGREEMENT; AMENDMENT

                  This Purchase Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and the Investor.

         7.8.     WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents Furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         7.9.     SEVERABILITY

                  If any part of any provision of this Purchase Agreement or any other Agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

         7.10.    GOVERNING LAW

                  This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).

         7.11.    NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy addressed as follows:

                  (i)      If to the Investor:

                           Bell Atlantic Investments, Inc.
                           1095 Avenue of the Americas
                           New York, NY 10036
                           Telecopy No: (212)-597-2818
                           Attention: Janet Garrity

                  in each case with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Telecopy No.: (212) 310-8007
                           Attention:  Frederick S. Green, Esq.


                  (ii)     If to the Company:

                           Interland, Inc.
                           101 Marietta Street, Suite 200
                           Atlanta, GA 30303

                           Telecopy No.: (404) 720-3707
                           Attention:  Ken Gavranovic

                  with a copy (which shall not constitute notice) to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, GA 30309-4530
                           Telecopy No.: (404) 815-6555
                           Attention:  David A. Stockton

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         7.12.    HEADINGS

                  Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         7.13.    EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         7.14.    LIMITATION ON BENEFITS

                  The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns (including specifically, without limitation, any third party transferees acquiring shares purchased by the Investor pursuant hereto).

         7.15.    BINDING EFFECT

                  Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Stock Purchase Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


                                 THE COMPANY:

                                 INTERLAND, INC.



                                 By:  /s/ KEN GAVRANOVIC
                                     ----------------------------------------
                                 Name: Ken Gavranovic
                                 Title: President and Chief Executive Officer


                                 THE INVESTOR

                                 BELL ATLANTIC
                                 INVESTMENTS, INC.


                                 By:  /s/ JANET GARRITY
                                    -----------------------------------------
                                 Name: Janet Garrity
                                 Title:President and Treasurer